                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    ----------------------------------------

                                 AMENDMENT NO. 1
                                       ON
                                   FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) 3/1/97
                                                 ------


                         WellPoint Health Networks Inc.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



      California                       1-14340                   95-3760980
--------------------------------------------------------------------------------
(State or Other Jurisdiction         (Commission               (IRS Employer
     of Incorporation)               File Number)           Identification No.)


  21555 Oxnard Street, Woodland Hills, California                   91367
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                          (Zip Code)


Registrant's telephone number, including area code (818) 703-4000
                                                   --------------

                                 Not applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

EXPLANATORY NOTE

         On March 14, 1997, the Company filed its Current Report on 8-K (the "Form 8-K") with respect to the consummation on March 1, 1997 of its acquisition of certain portions of the group health and related life businesses (the "GBO Operations") of John Hancock Mutual Life Insurance Company. On April 10, 1997, the Company and one of its shareholders consummated a public offering of an aggregate of 11,500,000 shares of the Company's Common Stock pursuant to a Registration Statement on Form S-3. Pursuant to Rule 3-05 of Regulation S-X promulgated under the Securities Exchange Act of 1934, this Amendment No. 1 on Form 8-K/A is being submitted in order to file (i) the audited financial statements of the GBO Operations as of and for the years ended December 31, 1996 and 1995, (ii) the unaudited pro forma financial statements as of and for the year ended December 31, 1996 and (iii) the consent of Ernst & Young, LLP with respect to its report on the audited financial statements of the GBO Operations for the years ended December 31, 1996, 1995 and 1994. Except as specifically amended by this Amendment No. 1 on Form 8-K/A, the Form 8-K shall remain unchanged.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (A)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:

                  All of the following financial statements were previously filed as part of the Company's Current Report on Form 8-K filed October 25, 1996 or Amendment No. 1 on Form 8-K/A filed November 18, 1996.

                  Audited Combined Financial Statements
                  Report of Independent Auditors
                  Combined Statements of Assets and Liabilities as of December
                           31, 1995 and 1994
                  Combined Statements of Operations and Changes in Net Asset
                           Balance for the years ended December 31, 1995
                           and 1994
                  Combined Statements of Cash Flows for the years ended December
                           31, 1995 and 1994
                  Notes to Combined Financial Statements

                  Unaudited Combined Financial Statements
                  Combined Statement of Assets and Liabilities as of September
                           30, 1996
                  Combined Statement of Operations and Changes in Net Asset
                           Balance for the nine months ended September 30, 1996
                  Combined Statement of Cash Flows for the nine months ended
                           September 30, 1996
                  Notes to Combined Financial Statements (Unaudited)

                  The following financial statements are attached hereto as pages F-1 through F-12.

                  Audited Combined Financial Statements
                  Report of Independent Auditors
                  Combined Statements of Assets and Liabilities as of
                           December 31, 1996 and 1995

                  Combined Statements of Operations and Changes in Net Asset
                           Balance for the years ended December 31, 1996 and
                           1995
                  Combined Statements of Cash Flows for the years ended
                           December 31, 1996 and 1995
                  Notes to Combined Financial Statements

         (B)      PRO FORMA FINANCIAL INFORMATION:

                  All of the following unaudited pro forma financial statements were previously filed as part of the Company's Current Report on Form 8-K filed October 25, 1996 or Amendment No. 1 on Form 8-K/A filed November 18, 1996.

                  Pro Forma Combined Condensed Balance Sheet as of September
                           30, 1996
                  Pro Forma Combined Condensed Income Statement for the nine months ended September 30, 1996
                  Pro Forma Combined Condensed Income Statement for the year ended December 31, 1995
                  Notes to Unaudited Pro Forma Combined Condensed Financial
                           Statements

                  The following unaudited pro forma financial statements are attached hereto as pages F-13 through F-18.

                  Pro Forma Combined Condensed Balance Sheet as of
                           December 31, 1996
                  Pro Forma Combined Condensed Income Statement for the year ended December 31, 1996
                  Notes to Unaudited Pro Forma Combined Condensed Financial
                           Statements

                  (C)      EXHIBITS


      Exhibit No.          Exhibit
      -----------          -------

         2.1 Purchase and Sale Agreement dated as of October 10, 1996 entered into between Hancock and the Company (Included as Exhibit 2.1 to the Company's Current Report on Form 8-K filed October 25, 1996 and incorporated by reference herein).

         23.1     Consents of Ernst & Young, LLP.

         99.1     Definitions (Annex A to Purchase Agreement) (Included as
                  Exhibit 99.1 to the Company's Current Report on Form 8-K filed October 25, 1996 and incorporated by reference herein).

         99.2 Coinsurance Agreement dated as of March 1, 1997 between Hancock and UNICARE Life & Health Insurance Company, a stock life insurance company organized under the laws of Delaware ("UNICARE") (Included as Exhibit 99.2 to the Form 8-K and incorporated by reference herein).

         99.3 Administration Agreement dated as of March 1, 1997 by and between Hancock and UNICARE (Included as Exhibit 99.3 to the Form 8-K and incorporated by reference herein).

         99.4     Summary of Accounting Principles and Procedures (Included as
                  Exhibit 99.8 to the Company's Current Report on Form 8-K filed October 25, 1996 and incorporated by reference herein).

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 1997


                                            WELLPOINT HEALTH NETWORKS INC.



                                            By:   /s/ THOMAS C. GEISER
                                               -------------------------------
                                            Name:     Thomas C. Geiser
                                            Title:    Executive Vice President

Audited Combined Financial Statements

THE GROUP BENEFITS OPERATIONS OF JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

December 31, 1996




Audited Combined Financial Statements

Report of Independent Auditors............................................ F-1
Combined Statements of Assets and Liabilities............................. F-2
Combined Statements of Operations and Changes in Net Asset Balance........ F-3
Combined Statements of Cash Flows......................................... F-4
Notes to Combined Financial Statements.................................... F-5

                         REPORT OF INDEPENDENT AUDITORS




To the Boards of Directors
John Hancock Mutual Life Insurance Company and
   WellPoint Health Networks, Inc.

We have audited the accompanying combined statements of assets and liabilities of the Group Benefits Operations of John Hancock Mutual Life Insurance Company and subsidiaries (the Company) as of December 31, 1996 and 1995, and the related combined statements of operations and changes in net asset balance and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Group Benefits Operations of John Hancock Mutual Life Insurance Company and subsidiaries at December 31, 1996 and 1995, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



                                             ERNST & YOUNG LLP



May 12, 1997

COMBINED STATEMENTS OF ASSETS AND LIABILITIES

THE GROUP BENEFITS OPERATIONS OF JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES



                                                                                  December 31
                                                                               1996           1995
                                                                             --------       --------
                                                                                  (In thousands)
ASSETS
Receivable from John Hancock                                                 $436,835       $462,875
Reinsurance recoverable from reinsurers                                        88,877         80,350
Premiums and accounts receivable                                              142,407         95,455
Property and equipment, net of accumulated
  depreciation (1996--$41,329; 1995--$45,413)                                  16,724         23,024
Intangible assets                                                               9,864         12,132
Other assets                                                                    7,553          6,187
                                                                             --------       --------

                                                          TOTAL ASSETS       $702,260       $680,023
                                                                             ========       ========



LIABILITIES
Future policy benefits                                                       $296,440       $300,382
Policyholders' and beneficiaries' funds                                        99,152         80,254
Unpaid claims and claim expense reserves                                      197,667        186,209
Amounts due to reinsurers                                                      57,690         58,810
Dividends payable to policyholders                                             23,613         24,982
Debt                                                                                0            257
Payable to affiliate                                                           17,668         14,423
Other liabilities                                                              10,030         14,706
                                                                             --------       --------

                                                     TOTAL LIABILITIES       $702,260       $680,023
                                                                             ========       ========


The accompanying notes are an integral part of these financial statements.

COMBINED STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSET BALANCE

THE GROUP BENEFITS OPERATIONS OF JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES



                                                                                   Year ended December 31
                                                                                    1996             1995
                                                                                  ---------        ---------
                                                                                        (In thousands)
Revenues:
  Premiums                                                                        $ 495,572        $ 481,340
  Service fees                                                                      162,681          168,335
  Investment income                                                                  43,447           35,374
  Other income                                                                       48,250           54,677
                                                                                  ---------        ---------
                                                             TOTAL REVENUES         749,950          739,726

Benefits and expenses:
  Benefits to policyholders and provision for future benefits                       444,667          441,693
  Operating expenses                                                                271,253          296,914
  Deferred development costs                                                          9,597            9,597
  Commissions                                                                         1,690            2,334
  Adjustments to intangibles                                                              0            1,549
  Dividends to policyholders                                                         15,226              353
                                                                                  ---------        ---------
                                               TOTAL BENEFITS AND EXPENSES          742,433          752,440
                                                                                  ---------        ---------

                                     INCOME (LOSS) FROM OPERATIONS BEFORE
                                                             INCOME TAXES             7,517          (12,714)

                                                   INCOME TAXES (BENEFIT)             2,631           (4,450)
                                                                                  ---------        ---------

                                                        NET INCOME (LOSS)             4,886           (8,264)

NET ASSET BALANCE AT JANUARY 1                                                            0                0

TRANSFER (TO) FROM JOHN HANCOCK                                                      (4,886)           8,264
                                                                                  ---------        ---------

NET ASSET BALANCE AT DECEMBER 31                                                  $       0        $       0
                                                                                  =========        =========




The accompanying notes are an integral part of these financial statements.

COMBINED STATEMENTS OF CASH FLOWS

THE GROUP BENEFITS OPERATIONS OF JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES



                                                                                         Year ended December 31
                                                                                           1996            1995
                                                                                         --------        --------
                                                                                             (In thousands)
Cash flows from operating activities:
  Net income (loss)                                                                      $  4,886        $ (8,264)
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities:
      Depreciation and amortization                                                        14,071          16,049
  (Increase) decrease in certain assets:
    Reinsurance recoverable from reinsurers                                                (8,527)        (25,472)
    Premiums and accounts receivable                                                      (46,952)        (18,518)
    Other assets                                                                           (1,366)           (515)
  Increase (decrease) in certain liabilities:
    Future policy benefits                                                                 (3,942)        (15,324)
    Policyholders' and beneficiaries' funds                                                18,898          25,846
    Unpaid claims and claim expense reserves                                               11,458          18,854
    Amounts due to reinsurers                                                              (1,120)         24,867
    Dividends payable to policyholders                                                     (1,369)        (19,708)
    Payable to affiliate                                                                    3,245           4,101
    Other liabilities                                                                      (4,676)          2,715
                                                                                         --------        --------
            NET CASH PROVIDED BY (USED IN) OPERATING
                                          ACTIVITIES                                      (15,394)          4,631
                                                                                         --------        --------

Cash flows from investing activities:
  Change in receivable from John Hancock                                                   26,040          (6,499)
  Property and equipment purchased                                                         (4,771)         (5,071)
  Increase in intangible assets                                                              (732)           (320)
  Transfer (to) from John Hancock                                                          (4,886)          8,264
                                                                                         --------        --------
            NET CASH PROVIDED BY (USED IN) INVESTING
                                          ACTIVITIES                                       15,651          (3,626)
                                                                                         --------        --------

Cash flows from financing activities:
  Principal repayments of long term debt                                                     (257)         (1,005)
                                                                                         --------        --------
               NET CASH USED IN FINANCING ACTIVITIES                                         (257)         (1,005)
                                                                                         --------        --------

Net increase in cash and cash equivalents                                                       0               0
Cash and cash equivalents at beginning of year                                                  0               0
                                                                                         --------        --------

Cash and cash equivalents at end of year                                                 $      0        $      0
                                                                                         ========        ========





The accompanying notes are an integral part of these financial statements.

NOTES TO COMBINED FINANCIAL STATEMENTS

THE GROUP BENEFITS OPERATIONS OF JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES


NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying combined financial statements include certain operations of the group life and accident and health insurance business of John Hancock Mutual Life Insurance Company (John Hancock) and Cost Care, Inc., Hancock Association Services Group and Tri-State, Inc. (the Group Benefits Operations or GBO). Cost Care, Inc., Hancock Association Services Group and Tri-State, Inc. were wholly-owned, indirect subsidiaries of John Hancock through February 28, 1997.

As of March 1, 1997, John Hancock sold the GBO operations to UNICARE Life & Health Insurance Company (UNICARE), a wholly-owned subsidiary of WellPoint Health Networks, Inc. The insurance business sold was transferred to UNICARE through a 100% coinsurance agreement. GBO has transactions with affiliated companies, the terms and conditions of which are determined by GBO and the members of the affiliated group. GBO operating costs and expenses consist of direct costs, allocated costs, and allocated corporate overhead. Accordingly, these financial statements might not be indicative of the financial position and results of operations that would have occurred had GBO operated as a nonaffiliated entity.

The combined financial statements of GBO have been prepared in conformity with generally accepted accounting principles (GAAP), applied on a consistent basis, for mutual life insurance companies. Prior to 1996, GBO prepared its financial statements in conformity with generally accepted accounting principles for stock life insurance companies. In 1996, GBO adopted Financial Accounting Standards Board Interpretation No. 40, "Applicability of Generally Accepted Accounting Principles to Mutual Life Insurance and Other Enterprises," and Statement of Financial Accounting Standards No. 120, "Accounting and Reporting by Mutual Life Insurance Enterprises and by Insurance Enterprises for Certain Long-Duration Participating Contracts." The adoption of these pronouncements had no effect on the accompanying GBO financial statements.

All significant intercompany accounts and transactions have been eliminated.

The preparation of financial statements requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

Operations

GBO is not a legal entity but conducts group life and accident and health insurance business through John Hancock and its subsidiaries. GBO principally offers group life and accident and health insurance products and administrative services to its group customers in all fifty states, the District of Columbia and Puerto Rico. During 1996 and 1995, GBO's largest customer accounted for 33% and 30%, respectively, of its premiums and service fees.

For fully insured contracts, the policyholder elects either prospectively pooled experience rated insurance or experience rated refund eligible insurance. Further, the policyholder is offered fully funded or partially funded payment options. The partially funded Minimum Premium Contract

THE GROUP BENEFITS OPERATIONS OF JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES


NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

incorporates similar insurance risks to GBO but with employer self-funding of claims, introducing credit risk relating to employer funding. Administrative services contracts are provided to self-insured plans whereby GBO provides the claims management and processing service, and in many cases, excess or stop-loss insurance. GBO also provides a range of health care cost management services, including pre-admission review for inpatient hospital admission and preferred provider management to insurance underwriters and private businesses for a predetermined, periodic fee and on a fee-for-service basis.

GBO has dedicated sales, underwriting, actuarial, product development, premium and claims operations, and systems support. Products are distributed through group representatives, who are John Hancock employees, or through intermediaries.

Accounting for the Impairment of Long-Lived Assets

Effective January 1, 1996, SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," was adopted. This Statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In those cases where it is determined that the carrying amount is not recoverable, an impairment loss is recognized (the difference between the cost and fair value of the asset). The Statement also requires long-lived assets to be disposed of (e.g., real estate held for sale) to be carried at the lower of cost or fair value less cost to sell and does not allow such assets to be depreciated. Impairment losses are reported as part of bad debt expense. The adoption of SFAS No. 121 did not have a material effect on GBO's results of operations or financial position.

Receivable from John Hancock

GBO is not a separate legal entity and does not have specifically identifiable cash or investments. The receivable from John Hancock included in the accompanying combined statements of assets and liabilities represents the difference between GBO operating business assets and liabilities. It does not bear a stated rate of interest. However, investment income is allocated to GBO based on the portfolio investment income of the underlying general account assets of John Hancock that support GBO's business.

Revenue Recognition

Insurance premiums on fully insured and partially funded contracts are earned on a pro-rata basis over the period in which services are obligated to be provided. The portion of premiums not earned at the end of the period is recorded as unearned insurance premiums.

Administrative service fees are earned on a pro-rata basis as the services are performed.

THE GROUP BENEFITS OPERATIONS OF JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES


NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

Dividends

Dividends for eligible contracts are based on premiums received in excess of claims and expenses incurred. The dividend liability for completed policy years is established based on policy year experience, while dividends for incomplete policy years are established based on experience through the financial statement date.

Income Taxes

John Hancock and certain of its affiliates, including the GBO operations, file a consolidated federal income tax return. However, because GBO is not a separate legal entity, a formal tax allocation agreement between John Hancock and GBO has not been executed. For purposes of these financial statements, GBO has been treated as a separate business of a mutual life insurance company for the determination of the tax provision. Accordingly, income taxes (benefits) are allocated to GBO at 35% and settled currently through the receivable from John Hancock. The gross asset and liability balances relating to the future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities are recorded at the John Hancock consolidated level. An equity tax, applicable to mutual life insurance companies, has not been included in the provision.

Intangible Assets

Intangible assets, which include noncompete agreements, long-term employment contracts, capitalized software and other intangibles, are amortized using the straight-line method over their estimated useful lives, which range from two to forty years. Accumulated amortization was $14,558 thousand and $11,901 thousand at December 31, 1996 and 1995, respectively.

Property, Equipment and Leasehold Improvements

Property and equipment, principally composed of furniture and equipment, are reported at depreciated cost. Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets. Leasehold improvements are depreciated over the shorter of the lease term or the estimated useful life.

Future Policy Benefits and Expenses

Future policy benefits for group life and accident and health contracts have been computed using interest rates ranging from 2.5% to 8.42%, and mortality, morbidity, and withdrawal assumptions based on GBO's experience and industry standards.

Liabilities for unpaid claims and claim expenses include estimates of payments to be made on reported life and accident and health insurance claims and estimates of incurred but not reported claims based on historical claims development patterns.

THE GROUP BENEFITS OPERATIONS OF JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES


NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

Estimates of future policy benefit reserves, claim reserves and expenses are reviewed continually and adjusted as necessary; such adjustments are reflected in current operations. Although considerable variability is inherent in such estimates, management believes that future policy benefit reserves, claim and expense reserves are adequate.

Payable to Affiliate

Payable to affiliate represents the amount due to John Hancock principally as a result of intercompany expense allocations.

Reinsurance

All assets and liabilities related to reinsurance ceded contracts are reported on a gross basis in the accompanying statements of assets and liabilities. The accompanying statements of operations reflect premiums, benefits and expenses, net of reinsurance ceded.

GBO assumes and cedes reinsurance and participates in various pools and associations. The portion of risks that exceeds GBO's retention limits is reinsured with other insurers. GBO also obtains other reinsurance coverages with retentions and limits that management believes are appropriate for the circumstances. Those reinsurance agreements provide for greater diversification of business, allow management to control exposure to potential losses arising from large risks and provide additional capacity for growth. Amounts recoverable from reinsurers are estimated in a manner consistent with the future policy benefit and claim liabilities associated with the reinsured policies.

Reinsurance premiums, commissions, expense reimbursements, benefits and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for original policies issued and the terms of the reinsurance contracts.

Reclassifications

Certain 1995 amounts have been reclassified to permit comparison with the corresponding 1996 amounts.

THE GROUP BENEFITS OPERATIONS OF JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES


NOTE 2--REINSURANCE

The effect of reinsurance on premiums written and earned was as follows:

                                                  1996                   1995
                                                Premiums                Premiums
                                       ----------------------    ----------------------
                                        Written      Earned       Written       Earned
                                       ---------    ---------    ---------    ---------
                                                        (In thousands)
Life and Accident and Health :
    Direct                             $ 577,769    $ 577,769    $ 576,565    $ 576,565
    Assumed                               66,516       66,516       36,185       36,185
    Ceded                               (148,713)    (148,713)    (131,410)    (131,410)
                                       ---------    ---------    ---------    ---------
       Net Life and Accident and
          Health Premiums              $ 495,572    $ 495,572    $ 481,340    $ 481,340
                                       =========    =========    =========    =========


Benefits to policyholders ceded to reinsurers under life and accident and health contracts in 1996 and 1995 were $146,896 thousand and $114,307 thousand, respectively.

The carrying amounts in the statements of assets and liabilities for reinsurance recoverable and funds held by reinsurers approximate their fair values.

Reinsurance ceded contracts do not relieve the GBO from its obligations to contractholders. The GBO remains liable to its contractholders for the portion reinsured to the extent that any reinsurer does not meet its obligations for reinsurance ceded to it under the reinsurance agreements. Failure of the reinsurers to honor their obligations could result in losses to GBO; consequently, estimates are established for amounts deemed or estimated to be uncollectible. To minimize its exposure to significant losses from reinsurance insolvencies, GBO evaluates the financial condition of its reinsurers and monitors concentration of credit risk.

THE GROUP BENEFITS OPERATIONS OF JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES


NOTE 3--LIABILITY FOR UNPAID CLAIMS

Activity in the liability for unpaid accident and health claims and loss adjustment expenses is as follows:

                                         1996            1995
                                      ---------        ---------
                                           (In thousands)

Balance at January 1                  $ 176,026        $ 191,364
  Less reinsurance recoverable            3,885            7,244
                                      ---------        ---------
Net balance at January 1                172,141          184,120
                                      ---------        ---------
Incurred related to:
  Current year                          267,524          271,968
  Prior years                           (37,968)         (24,967)
                                      ---------        ---------
Total incurred                          229,556          247,001
                                      ---------        ---------
Paid related to:
  Current year                          172,066          179,994
  Prior years                            64,224           78,986
                                      ---------        ---------
Total paid                              236,290          258,980
                                      ---------        ---------
Net balance at December 31              165,407          172,141
  Plus reinsurance recoverables           3,009            3,885
                                      ---------        ---------

Balance at December 31                $ 168,416        $ 176,026
                                      =========        =========

The accident and health liability for unpaid claims is included in the unpaid claims and claim expense reserves and future policy benefits liabilities in the accompanying statements of assets and liabilities.

The favorable development of prior year incurred losses relating to the accident and health business is due to favorable changes in claim estimates.

THE GROUP BENEFITS OPERATIONS OF JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES


NOTE 4--LEASES

GBO has operating leases for office space and certain computer processing and other equipment to support the GBO business operations. Rental expense for these items was approximately $6,905 thousand and $7,349 thousand for 1996 and 1995, respectively.

Future minimum aggregate rental payments at December 31, 1996 under non-cancelable operating leases are as follows:

                              (in thousands)
                              --------------
1997 ..............              $6,077
1998 ..............               4,595
1999 ..............               3,409
2000 ..............               3,265
2001 ..............               1,632
2002 and thereafter               8,784


NOTE 5--RELATED PARTY TRANSACTIONS

The various related party transactions between John Hancock and GBO are summarized below:

Operating expenses: John Hancock provides GBO with personnel, property and facilities including certain services such as investment management, legal, financial and administrative support. GBO is charged for these services utilizing various methods of expense allocation which are primarily based on time incurred, ratios of direct and indirect expenses, square footage occupied, or allocated in pro rata relationship to other business units of John Hancock. Management believes the methods used to allocate such costs are reasonable. Operating expenses allocated to GBO amounted to $175,986 thousand and $189,883 thousand in 1996 and 1995, respectively.

Investment Income and Receivable from John Hancock: GBO is not a separate legal entity and does not have specifically identifiable cash or investments. The receivable from John Hancock included in the accompanying combined statements of assets and liabilities represents the difference between GBO operating business assets and liabilities. The fair value of the receivable from John Hancock approximates its carrying value at December 31, 1996 and 1995.

GBO is allocated investment income based on the portfolio income of the underlying general account assets of the John Hancock that support GBO's business. Investment income allocated to GBO was $43,447 thousand and $35,374 thousand in 1996 and 1995, respectively.

Benefit Plans: Eligible employees of John Hancock participate in various types of pension plans sponsored by John Hancock, which include defined benefit, defined contribution and nonqualified

THE GROUP BENEFITS OPERATIONS OF JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES


NOTE 5--RELATED PARTY TRANSACTIONS --CONTINUED

plans. Pension benefits under the defined benefit plans are based on years of service and average compensation, generally during the five years prior to retirement. John Hancock's funding policy for qualified defined benefit plans is to contribute annually an amount in excess of the minimum annual contribution required under the Employee Retirement Income Security Act (ERISA). This amount is limited by the maximum amount that can be deducted for federal income tax purposes. Plan assets consist principally of listed equity securities, corporate obligations and U.S. government securities. GBO is allocated its proportionate share of expense based on John Hancock's intercompany expense allocation methodology. John Hancock also has various defined contribution plans, nonqualified plans and additional compensation plans covering its employees and agents. GBO is allocated a share of the expenses related to the plans pursuant to John Hancock's intercompany expense allocation methodology. John Hancock also provides certain life and accident and health insurance benefit plans covering most of its retired employees and general agency personnel. GBO is allocated its proportionate share of these expenses.

Total benefit plan expense allocated to GBO was $5,996 thousand and $12,976 thousand for 1996 and 1995, respectively.

GBO has issued certain group life and accident and health insurance contracts to cover employees of John Hancock. Premiums, benefits (including the provision for future benefits), and reserves included in the combined statements of operations and changes in net asset balance and combined statements of assets and liabilities associated with the coverage approximates $26,695 thousand, $25,589 thousand, and $53,304 thousand, in 1996, respectively. The corresponding amounts in 1995 were $23,978 thousand, $24,154 thousand, and $53,706 thousand, respectively.


NOTE 6--CONTINGENCIES

In the normal course of its business operations, GBO is involved in litigation from time to time with claimants, beneficiaries and others, and a number of litigation matters were pending as of December 31, 1996. It is the opinion of management, after consultation with counsel, that the ultimate liability with respect to these claims, if any, will not materially impact the financial condition of GBO.

           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


         The following sets forth the unaudited pro forma combined condensed balance sheet for WellPoint Health Networks Inc. (the "Company" or "WellPoint") as of December 31, 1996, and the unaudited pro forma combined condensed income statement for the year ended December 31, 1996. The Unaudited Pro Forma Combined Condensed Financial Statements include historical amounts of Old WellPoint (the predecessor to WellPoint), the May 20, 1996 Recapitalization (the "Recapitalization"), including the acquisition of the BCC Commercial Operations, and the acquisitions of the Life and Health Benefits Management Division ("MMHD") of Massachusetts Mutual Life Insurance Company (the "MMHD Acquisition") and the GBO Operations, on March 31, 1996 and March 1, 1997, respectively. For the purpose of presenting the unaudited pro forma combined condensed balance sheet, the Recapitalization and the MMHD Acquisition are included from their effective dates (May 20, 1996 and March 31, 1996, respectively), and the acquisition of the GBO Operations is considered to have occurred as of December 31, 1996, while the unaudited pro forma combined condensed income statement is presented on the basis that such transactions occurred as of the beginning of the period presented. Reference is made to the notes to the Unaudited Pro Forma Combined Condensed Financial Statements for a discussion of such transactions.

         As further discussed in the notes to the Unaudited Pro Forma Combined Condensed Financial Statements, the acquisition of the BCC Commercial Operations, the MMHD Acquisition and the acquisition of the GBO Operations are accounted for using the purchase method of accounting, whereby the respective assets and liabilities of the BCC Commercial Operations, MMHD and the GBO Operations are recorded at their estimated fair value.

         Certain data and notes normally included in financial statements in accordance with generally accepted accounting principles have been condensed or omitted. The unaudited pro forma combined condensed income statement is not necessarily indicative of the results of operations of WellPoint had the Recapitalization, including the acquisition of the BCC Commercial Operations, the MMHD Acquisition and the acquisition of the GBO Operations actually been completed as of January 1, 1996. In addition, the Unaudited Pro Forma Combined Condensed Financial Statements are not necessarily indicative of the future financial condition or results of operations of WellPoint. The pro forma financial information should be read in conjunction with the historical consolidated financial statements of the Company, and the historical financial statements of the GBO Operations.

                         WELLPOINT HEALTH NETWORKS INC.
                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                             AS OF DECEMBER 31, 1996
                                   (UNAUDITED)

(In thousands)
                                                   WellPoint Health        GBO           Pro Forma           Pro Forma
                                                   Networks Inc.(a)     Operations      Adjustments        Combined Total
                                                   ----------------   --------------   --------------      --------------
ASSETS
      Cash and current investments                   $   2,041,561     $    436,835     $   (89,700)(1)     $  2,388,696
      Other current assets                                 496,910          231,284          11,015 (2)          739,209
                                                     -------------     ------------     -----------         ------------
            Total Current Assets                         2,538,471          668,119         (78,605)           3,127,905
      Intangible assets                                    552,279            9,864         111,915 (2)          674,058
      Other non-current assets                             314,792           24,277               -              339,069
                                                     -------------     ------------     -----------         ------------
            Total Assets                             $   3,405,542     $    702,260    $     33,230         $  4,141,032
                                                     =============     ============    ============         ============


LIABILITIES
      Medical claims payable and loss reserves       $     769,692     $    197,667    $     21,000 (2)     $    988,359
      Unearned premiums                                    160,036           15,000               -              175,036
      Experience rated and other refunds                   146,882           86,595               -              233,477
      Other current liabilities                            468,869          169,540          12,230 (2)          650,639
                                                     -------------     ------------     -----------         ------------
            Total Current Liabilities                    1,545,479          468,802          33,230            2,047,511
      Long-term indebtedness                               625,000                -               -              625,000
      Other non-current liabilities                        364,604          233,458               -              598,062
                                                     -------------     ------------     -----------         ------------
            Total Liabilities                            2,535,083          702,260          33,230            3,270,573
      Total Stockholders' Equity                           870,459                -               -              870,459
                                                     -------------     ------------     -----------         ------------
            Total Liabilities and
              Stockholders' Equity                   $   3,405,542     $    702,260    $     33,230         $  4,141,032
                                                     =============     ============    ============         ============


(a) The WellPoint balances include MMHD which was acquired on March 31, 1996 and the Recapitalization, including the acquisition of the BCC Commercial Operations, was completed on May 20, 1996.


    SEE NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

                         WELLPOINT HEALTH NETWORKS INC.
                  PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)

(In thousands, except earnings per share)
                                                      WellPoint Health   BCC Commercial       MMHD            Pro Forma
                                                        Networks Inc.     Operations(3)        (4)           Adjustments
                                                         -----------       -----------     -----------       -----------
Revenues                                                 $ 3,364,841       $   393,031     $   795,606       $   (14,345)(5)

Expenses                                                   2,988,362           375,154         779,893                 -
                                                         -----------       -----------     -----------       -----------

Operating Income                                             376,479            17,877          15,713           (14,345)

Interest expense                                                   -            33,918           2,710            21,962 (6)

Other expense, net                                            12,614             1,489           4,041             3,752 (7)
                                                         -----------       -----------     -----------       -----------

Income before Provision (Benefit) for Income Taxes           363,865           (17,530)          8,962           (40,059)

Provision (benefit) for income taxes                         141,209           (12,183)          3,447            (4,802)(8)
                                                         -----------       -----------     -----------       -----------

Net Income (loss)                                        $   222,656       $    (5,347)    $     5,515       $   (35,257)
                                                         ===========       ===========     ===========       ===========

                                                      WellPoint Post -
                                                         Recap and             GBO         Pro Forma          Pro Forma
                                                          MMHD Acq.        Operations      Adjustments      Combined Total
                                                         -----------       -----------     -----------       -----------
Revenues                                                 $ 4,539,133       $   749,950     $    (4,934)(9)   $ 5,284,149

Expenses                                                   4,143,409           742,433               -         4,885,842
                                                         -----------       -----------     -----------       -----------

Operating Income                                             395,724             7,517          (4,934)          398,307

Interest expense                                              58,590                 -               -            58,590

Other expense, net                                            21,896                 -           3,730 (10)       25,626
                                                         -----------       -----------     -----------       -----------

Income before Provision (Benefit) for Income Taxes           315,238             7,517          (8,664)          314,092

Provision (benefit) for income taxes                         127,671             2,631          (3,095)(11)      127,207
                                                         -----------       -----------     -----------       -----------

Net Income (loss)                                        $   187,567       $     4,886     $    (5,569)      $   186,884
                                                         ===========       ===========     ===========       ===========

Primary and fully diluted earnings per share                                                                 $      2.81
                                                                                                             ===========

Weighted average number of shares outstanding                                                                     66,433 (12)
                                                                                                             ===========

Note: The column entitled WellPoint Health Networks Inc. has been adjusted to represent results of operations as if the BCC Commercial Operations and MMHD acquisitions and the Recapitalization had not occurred.

    SEE NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

                         WELLPOINT HEALTH NETWORKS INC.

                          NOTES TO UNAUDITED PRO FORMA
                     COMBINED CONDENSED FINANCIAL STATEMENTS


         On March 31, 1996, the Company completed the MMHD Acquisition for $402.2 million which was funded with $340.2 million in cash and a Series A term note for $62.0 million.

         On May 20, 1996, the Company, BCC and Old WellPoint completed the Recapitalization. In connection with the Recapitalization, stockholders of Old WellPoint received a special cash dividend of $10.00 per share of Old WellPoint Common Stock ($995.0 million in aggregate), followed by the Merger of Old WellPoint with and into Converted BCC (thereafter "WellPoint") with each share of Old WellPoint Common Stock effectively converted into 0.667 of a share of WellPoint Common Stock. WellPoint paid $235.0 million in cash for the BCC Commercial Operations, including the value of the Blue Cross name and mark. The total cash paid in the Recapitalization was $1,230.0 million.

         On March 1, 1997, WellPoint acquired the GBO Operations for approximately $89.7 million.

(1) Reflects the cash payment of $89.7 million for the acquisition of the GBO Operations.

(2) The net increase in intangible assets is a result of the excess of cost over the fair market value of the net assets of the GBO Operations (purchase price of $89.7 million) and certain purchase price adjustments related to the acquisition of the GBO Operations, net of a deferred income tax benefit of $11.0 million.

(3) Included in the historical operating results of BCC Commercial Operations are its operations prior to the acquisition date, January 1, 1996 to May 19, 1996 and the historical operating results of the BCC Commercial Operations for the period from the date of acquisition by WellPoint (May 20, 1996) through December 31, 1996 which have been adjusted in the following manner: (a) WellPoint's revenues have been increased and the BCC Commercial Operations' revenues have been decreased by $15.4 million to reflect interest income on cash and investments used by WellPoint to finance the acquisition of the BCC Commercial Operations and the payment of the special dividend of $995.0 million; (b) WellPoint's interest expense has been decreased and the BCC Commercial Operations' interest expense has been increased by $33.9 million to reflect the cost of debt incurred to finance the acquisition of the BCC Commercial Operations and the payment of the special dividend; (c) the tax effect of the above items has been reflected; and
         (d) amortization of $3.1 million has been included from the date of the acquisition to December 31, 1996, reflecting amortization of intangible assets created as a result of the BCC Commercial Operations acquisition.

(4) Included in the historical operating results of MMHD are its operations prior to the acquisition date, January 1, 1996 to March 31, 1996 and the historical operating results of MMHD for the period from the date of acquisition (March 31, 1996) through December 31, 1996 which have been adjusted in the following manner: (a) WellPoint's revenues have been increased and MMHD's revenues have been decreased by $14.0 million to reflect the interest income on cash and investments used by WellPoint to finance the MMHD Acquisition; (b) WellPoint's interest expense has been decreased and MMHD's interest expense has been increased by $2.7 million to reflect the cost of debt incurred to finance the MMHD acquisition; (c) the amortization of $5.0 million has been included from the date of the acquisition to December 31, 1996, reflecting amortization of intangible assets created as a result of the MMHD Acquisition; and (d) the tax effect of the above items has been reflected.

(5) The reduction in revenues reflect the foregone interest, from January 1, 1996 to May 20, 1996 at 5.5% per annum on the $455.0 million of cash and investments used to fund the special dividend and the acquisition of the BCC Commercial Operations and the foregone interest at 5.5% per annum, from January 1, 1996 through March 31, 1996 on the $340.2 million of cash and investments used in connection with the MMHD Acquisition.

(6) Reflects the adjustment required to account for the interest expense (at an assumed rate of 7.0% per annum), from January 1, 1996 to May 20, 1996 on the issuance of $775.0 million of indebtedness incurred by WellPoint in connection with the payment of the special dividend in the amount of $995.0 million and from January 1, 1996 through March 31, 1996 on the issuance of $62.0 million of indebtedness incurred by WellPoint in connection with the MMHD Acquisition.

(7) Reflects the adjustments required to amortize, from January 1, 1996 to May 20, 1996 the intangible assets of $206.7 million created as a result of the acquisition of the BCC Commercial operations on a straight-line basis over 40 years and to amortize, from January 1, 1996 through March 31, 1996, the intangible assets of $251.0 million created as a result of the MMHD Acquisition on a straight-line basis over 35 years.

(8) Reflects the tax effect of the pro forma adjustments related to the acquisition of the BCC Commercial Operations, payment of the special dividend of $995.0 million, and the MMHD Acquisition.

(9) The reduction in revenues reflects the foregone interest at 5.5% per annum from January 1, 1996 through December 31, 1996 on the $89.7 million of cash and investments used in connection with the GBO Operations acquisition.

(10) Reflects the adjustments required to amortize the intangible assets of $111.9 million, from January 1, 1996 through December 31, 1996, created as a result of the acquisition of the GBO Operations on a straight-line basis over 30 years.

(11) Reflects the tax effect of the pro forma adjustments related to the acquisition of the GBO Operations.

(12) Pro forma earnings per share for the year ended December 31, 1996 have been calculated using 66,433,355 shares, the number of shares outstanding immediately following completion of the Recapitalization, plus the weighted average number of shares issued since the Recapitalization.

                                  EXHIBIT INDEX


         Exhibit No.                        Description
         -----------                        -----------
         2.1 Purchase and Sale Agreement dated as of October 10, 1996 entered into between Hancock and the Company (Included as Exhibit 2.1 to the Company's Current Report on Form 8-K filed October 25, 1996 and incorporated by reference herein).

         23.1     Consents of Ernst & Young, LLP.

         99.1     Definitions (Annex A to Purchase Agreement) (Included as
                  Exhibit 99.1 to the Company's Current Report on Form 8-K filed October 25, 1996 and incorporated by reference herein).

         99.2 Coinsurance Agreement dated as of March 1, 1997 between Hancock and UNICARE Life & Health Insurance Company, a stock life insurance company organized under the laws of Delaware ("UNICARE") (Included as Exhibit 99.2 to the Form 8-K and incorporated by reference herein).

         99.3 Administration Agreement dated as of March 1, 1997 by and between Hancock and UNICARE (Included as Exhibit 99.3 to the Form 8-K and incorporated by reference herein).

         99.4     Summary of Accounting Principles and Procedures (Included as
                  Exhibit 99.8 to the Company's Current Report on Form 8-K filed October 25, 1996 and incorporated by reference herein).